Exhibit 23.3


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of our report dated March 4, 2005 related to the financial statements which appear in Quest Resource Corporation's Form 10KSB for the seven months ended December 31, 2004.




/s/Murrell, Hall, McIntosh & Co., PLLP



Oklahoma City, Oklahoma
April 7, 2005